UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2016

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-13146

Oregon	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR	97035
(Address of principal executive offices)	(Zip Code)

(503) 684-7000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 11, 2016, The Greenbrier Companies, Inc. (the “Registrant” or “Greenbrier”) and Astra Rail Management GmbH (“Astra,” Greenbrier and Astra are referred to herein collectively as the “Parties”), through wholly owned subsidiaries, entered into definitive agreements for the formation of a joint venture (the “Joint Venture”) of the Parties’ Europe-based freight railcar businesses. The Joint Venture will include all European freight railcar operations of Greenbrier and Astra, and will be controlled by Greenbrier as owner of approximately seventy-five percent of equity interests, with Astra owning approximately twenty-five percent. Upon closing, the combined enterprise will offer an expanded manufacturing platform in Europe with greater scale and efficiency and the capability to serve growth opportunities in new and growing railcar markets.

The Parties entered into a Joint Venture Investment Agreement (the “Investment Agreement”) pursuant to which each Party will contribute assets in exchange for their ownership interests in the Joint Venture. Pursuant to the Investment Agreement, Greenbrier, through its wholly owned subsidiary, Greenbrier Europe B.V., will contribute to a newly formed Dutch (BV) holding company 100% of its interests in Greenbrier Germany GmbH and Wagony Swidnica S.A. (“Wagony Swidnica”), including Wagony Swidnica’s wholly owned subsidiaries, Zaklad Transportu Kolejowego Siarkopol sp. z o.o. and Zaklad Naprawczy Taboru Kolejowego Olawa sp. z o.o., together with all their associated assets and certain liabilities, intellectual property and employees. Greenbrier will pay Astra €60 million as additional consideration in respect of Greenbrier’s controlling interest in the Joint Venture, with €30 million to be paid at closing and the remaining €30 million (plus interest at five percent per annum) to be paid twelve months after closing. Astra will contribute its railcar manufacturing facilities in Arad, Severin and Caracal, Romania and its Slovakian affiliate company, together with all associated assets and certain liabilities, intellectual property and employees.

The Investment Agreement contains customary terms, conditions, representations and warranties, including representations and warranties regarding each Party’s respective freight railcar business and the assets contributed to the Joint Venture or otherwise to be operated by the Joint Venture after the closing.

The Investment Agreement also contemplates that at closing, Greenbrier and Astra will enter into a Shareholders Agreement relating to the relationship between Greenbrier and Astra as shareholders of the Joint Venture, and that Greenbrier will provide a Guarantee in connection with the €30 million to be paid to Astra twelve months after the closing.

The Company issued the attached press release dated October 13, 2016 announcing the Company’s European freight car transaction.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	Press Release dated October 13, 2016 of The Greenbrier Companies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date: October 12, 2016	By:	/s/ Martin R. Baker
Martin R. Baker
Senior Vice President, General Counsel and Chief Compliance Officer